EXHIBIT 21.1

List of Subsidiaries at February 28, 2008:	State or Country of Organization:

CBS Personnel Holdings, Inc.	Delaware
Venturi Staffing Partners, Inc.	Delaware
Venturi Staffing Partners, LLC	California
Venturi Texas Staffing Partners, LP	Texas
Kilgore Group, Inc.	South Carolina
Compass CS (Southeast), Inc.	South Carolina
CBS Acquisition I Corp.	Delaware
Employee Management Services III, Inc.	Florida
Robert Lee Brown, Inc.	Ohio
Employee Management Services II, Inc.	Ohio
CBS Personnel Services, LLC	Ohio
CBS Executive Search, LLC	Ohio
Staffmark Investment LLC	Delaware
Staffmark East, LLC	Delaware
Staffmark, LLC -- California	Delaware
Staffmark, LLC -- Central	Delaware
Staffmark, LLC -- Indiana	Delaware
Staffmark, LLC -- Midwest	Delaware
Staffmark, LLC -- Northeast	Delaware
Staffmark, LLC -- Pacific	Delaware
Staffmark, LLC -- West	Delaware
Staffmark Training, LLC	Delaware
Staffmark Professional Services, LLC	Delaware
SISC, L.L.C.	Nevada
Staffmark Training Center, L.P.	Texas
Brewer Personnel Services, LLC	Delaware
Staffmark, Inc. -- Canada	Nevada
Staffmark LLC -- Florida	Delaware
Anodyne Medical Device, Inc.	Delaware
AMF Support Services, Inc.	California
SenTech Medical Systems, Inc.	Florida
Anatomic Concepts, Inc.	Delaware
Primatech Medical Systems, Inc.	Delaware
Silvue Technologies Group, Inc.	Delaware
SDC Technologies, Inc.	Delaware
SDC Coatings, Inc.	Delaware
Applied Hardcoating Technologies, Inc.	Delaware
SDC Technologies-Asia, Ltd.	United Kingdom
SDC Technologies Hong Kong Limited	Hong Kong
SDC Technologies Chemical Consulting (Shanghai)	China
Compass AC Holdings, Inc.	Delaware
Advanced Circuits, Inc.	Colorado
HALO Lee Wayne LLC	Delaware
HALO Holding Corporation	Delaware
HALO Branded Solutions, Inc.	Delaware
Aeroglide Holdings, Inc.	Delaware
Aeroglide Corporation	North Carolina
Aeroglide International, LLC	North Carolina
Aeroglide Asia Pacific SDN. BHD.	Malaysia
AFM Holdings Corporation	Delaware
American Furniture Manufacturing, Inc.	Mississippi
American Furniture Truck Div., Inc.	Mississippi
Fox Factory Holding Corp.	Delaware
Fox Factory, Inc.	California